                                [Face of Note]


CUSIP NO.

REGISTERED NO. FIXR                                   PRINCIPAL AMOUNT
                                                      $_______________


                             HELLER FINANCIAL, INC.

                           MEDIUM-TERM NOTE, SERIES H

                                  (Fixed Rate)

     If the registered owner of this Note (as indicated below) is The Depository Trust Company (the "Depository") or a nominee of the Depository, this Note is a global Note and the following legend is applicable: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO., or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, CEDE & CO., has an interest herein.

IF APPLICABLE, THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL
   ACCRUAL PERIOD OID" (COMPLETED UNDER THE APPROXIMATE METHOD BELOW)
     WILL BE COMPLETED, OR A REFERENCE FOR SUCH INFORMATION WILL BE
PROVIDED, SOLELY FOR PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE
                        DISCOUNT ("OID") RULES.

    The following summary of terms is subject to the information set forth on the reverse hereof:


ISSUE PRICE:                   SPECIFIED CURRENCY:


ORIGINAL ISSUE DATE:           OPTION TO RECEIVE PAYMENTS IN
                               SPECIFIED CURRENCY: [ ] YES  [ ] NO

STATED MATURITY DATE:          OPTIONAL REDEMPTION:[ ] YES  [ ] NO

AUTHORIZED DENOMINATIONS:      INITIAL REDEMPTION DATE:

INTEREST RATE:                 REDEMPTION PRICE:  Initially   % of Principal
                               Amount and declining by   % of the Principal
                               Amount on each anniversary of the Initial
INTEREST PAYMENT DATES:        Redemption Date until the Redemption Price is
                               100% of the Principal Amount.

DISCOUNT NOTE: [ ] YES [ ] NO

TOTAL AMOUNT OF OID:           OPTION TO ELECT REPAYMENT:  [ ] YES  [ ] NO

ORIGINAL YIELD TO MATURITY:    OPTIONAL REPAYMENT DATES:

INITIAL ACCRUAL PERIOD OID:    OPTIONAL REPAYMENT PRICES:

DEPOSITORY:                    REPAYMENT PROVISIONS (If applicable):

OTHER PROVISIONS:              RECOGNIZED FOREIGN EXCHANGE DEALERS:

                               PAYING AGENT:  State Street Bank and Trust
                               Company Goodwin Square, 225 Asylum Street
                               Hartford, Connecticut 06103
                               (Attn:  Corporate Trust Window,
                               Reference Heller Financial)

     HELLER FINANCIAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ______________________ on the Stated Maturity Date shown above, and to pay interest thereon from and including the Original Issue Date shown above or from and including the most recent Interest Payment Date to which interest has been paid, as the case may be. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable; provided, however, that any payment otherwise required to be made in respect of a Fixed Rate Note on a date that is not a Business Day for such Fixed Rate Note need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. The first payment of interest on any Note originally issued between a regular record date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding regular record date to the registered owner on such regular record date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     If this Note is denominated in a Specified Currency other than U.S. dollars, then the Holder may, by delivery of a written request to the Paying Agent (which shall initially be State Street Bank and Trust Company, at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103 or at such other address as it may designate as its office or agency in The City of New York) received by the Paying Agent on or prior to the applicable record date or at least 15 days prior to Maturity, as the case may be, elect to receive all such payments in the Specified Currency. Such election will remain in effect until revoked by written notice to the Paying Agent received not later than on or prior to the applicable record date or at least 15 days prior to Maturity, as the case may be. In addition, if bid quotations for U.S. dollars of the type specified on the reverse side hereof are not available, the Paying Agent will be unable to exchange the Specified Currency for United States dollars and payments of principal and interest will be made in the Specified Currency. If the Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Company's control, payments will be made in U.S. dollars as described on the reverse side hereof.

     Payments in U.S. dollars of interest on this Note (other than interest payable at Maturity or upon earlier redemption or repayment) will be made by mailing a check to the Holder at the address of the Holder appearing in the Securities Register on the applicable record date. Notwithstanding the foregoing, if the Holder holds U.S.$10,000,000 or more in aggregate principal amount of Notes of like tenor and terms (or is the Holder of the equivalent thereof in a Specified Currency other than U.S. dollars), such Holder shall be entitled to receive such payments in U.S. dollars by wire transfer of immediately available funds, but only if appropriate payment instructions have been received in writing by the Paying Agent not less than 15 calendar days prior to the applicable Interest Payment Date. Simultaneously with the election by the Holder to receive payments in a Specified Currency other than U.S. dollars (by written request to the Paying Agent, as provided above), the Holder shall provide appropriate payment instructions to the Paying Agent, and all such payments will be made in immediately available funds to an account maintained by the payee in the Specified Currency. Principal and any premium and interest payable at Maturity or upon earlier redemption or repayment in respect of this Note will be paid in immediately available funds upon surrender of this Note accompanied by wire instructions at the office of the Paying Agent.

     If the registered owner of this Note (as indicated above) is the Depository or a nominee of the Depository, this Note is a global Note and the following legend is applicable except as specified on the reverse hereof: THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY OR BY A NOMINEE

OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR OF THE DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Dated:

                                       HELLER FINANCIAL, INC.


                                       By: _____________________________
                                           Its:



[Seal]                                 Attest: __________________________
                                               Its:



TRUSTEE'S CERTIFICATE OF AUTHENTICATION


This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.


STATE STREET BANK AND TRUST COMPANY, as Trustee and Authenticating Agent


By:_______________________________________________
             Authorized Officer

                               [Reverse of Note]


                            HELLER FINANCIAL, INC.

                          MEDIUM-TERM NOTE, SERIES H


     This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under a senior indenture, dated as of September 1, 1995, as amended (herein called the "Indenture"), between the Company and State Street Bank and Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the Securities of the series designated on the face hereof.

     Interest on this Note will be payable either semiannually on each March 1 and September 1 or annually on each February 1 (the "Interest Payment Dates" or "Interest Payment Date") as specified on the face hereof and, in either case, at Maturity or upon earlier redemption or repayment.

     Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date.

     If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, payment of the principal of and interest on this Note shall be made in the coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, unless the registered holder of this Note on the relevant record date or at Maturity, as the case may be, has transmitted to the Paying Agent at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, or at such other address as it may designate as its office or agency in The City of New York, on or prior to such record date or the date 15 days prior to Maturity, as the case may be, such Holder's election to receive payment of the principal of and interest on this Note in such Specified Currency. Such election may be in writing (mailed or hand delivered) or by facsimile transmission. Any such election made with respect to this Note by the Holder shall remain in effect with respect to any further payments of interest and principal, and premium, if any, with respect to this Note payable to such Holder, unless such election is revoked on or prior to the relevant record date or the date 15 days prior to Maturity, as the case may be. If the Specified Currency for this
Note is other than U.S. dollars, the Company will appoint an agent (initially State Street Bank and Trust Company) (the "Exchange Rate Agent") to determine the exchange rate for converting all payments in respect of such Note into U.S. dollars in the manner described in the following paragraph. In the absence of manifest error, all determinations by the Exchange Rate Agent from time to time of currency exchange rates shall be final and binding on the Company and the Holder hereof. Until the Notes are paid or payment thereof is duly provided for, the Company will, at all times, maintain a Paying Agent in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company will notify the Holder of this Note, in accordance with the Indenture, of any change in the Paying Agent or its address.

     If the Specified Currency shown on the face hereof is other than U.S. dollars and if the Holder has not made the election described in the immediately preceding paragraph, payment in respect of this Note shall be made in U.S. dollars based upon the exchange rate as determined by the Exchange Rate Agent based on the highest firm bid quotation expressed in U.S. dollars received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers in The City of New York selected by the Exchange Rate Agent and approved by the Company (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of the Specified Currency payable to all Holders of Notes denominated in such Specified Currency who have elected to receive payment in U.S. dollars on such payment date. Except as otherwise provided below, if no such bid quotations are available, payments will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on this Note shall be borne by the Holder hereof by deductions from such payment.

     If the Specified Currency shown on the face hereof is a currency or currency unit other than U.S. dollars, and such Specified Currency is not available due to the imposition of exchange controls of other circumstances beyond the control of the Company, the Company shall be entitled to satisfy its obligations to the Holder of this Note by making such payment in U.S. dollars on the basis of the most recently available exchange rate. Any payment made under such circumstances in U.S. dollars where the required payment is other than U.S. dollars will not constitute an Event of Default.

     All percentages resulting from any calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency unit amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward).

     If so specified on the face hereof, the Company may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a specified premium, if any, to par, together with accrued interest to the date of redemption. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     If so specified on the face hereof, this Note will be repayable prior to Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with accrued interest to the date of repayment. In order for this Note to be repaid, the Paying Agent must receive at least 30 but not more than 45 days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the principal amount of this Note, the principal amount of this Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, with the form below entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than five Business Days after the date of such facsimile transmission or letter. If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Paying Agent by such fifth Business Day. Any tender of this Note for repayment shall be irrevocable. The repayment option may be exercised by the Holder of this Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment this Note shall be cancelled and a new Note or Notes for the remaining principal amount thereof shall be issued in the name of the Holder of this Note.

     This Note will not be subject to any sinking fund.

     Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment prior to the Stated Maturity Date hereof in lieu of the principal amount due at the Stated Maturity Date hereof shall be the Amortized Face Amount of this Note as of the redemption date or the date of repayment as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

     If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holder of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, the transfer of this Note is registrable in the Securities Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York or at such other office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar (which shall initially be State Street Bank and Trust Company, at Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103 or at such other address as it may designate as its office or agency in The City of New York) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes of this series are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth and to the limitations described below, if applicable, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     If this Note is a global Note (as specified on the face hereof), this Note is exchangeable for Notes in certificated registered form only if the Depository notifies the Company that it is unwilling or unable to continue as Depository for this global Note or if at any time the Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor depositary registered under the Exchange Act is not appointed by the Company within 90 days, provided that the definitive Notes so issued in exchange for this permanent global Note shall be in denominations of $1,000 and any integral multiple of $1,000 in excess thereof and be of like aggregate principal amount and tenor as the portion of this permanent global Note to be exchanged, and provided further that, unless the Company agrees otherwise, Notes of this series in certificated registered form will be issued in exchange for this permanent global Note, or any portion hereof, only if such Notes in certificated registered form are requested by written notice to the Trustee or the Securities Registrar by or on behalf of a person who is beneficial owner of an interest hereof given through the Holder hereof. Except as provided above, owners of beneficial interests in this permanent global Note will not be entitled to receive physical delivery of Notes in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

     Except as otherwise defined herein, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     No recourse for the payment of the principal or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Supplemental Indenture thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule or law or by the enforcement of any assessment or penalty or otherwise, all such liability being by the acceptance hereof and as a condition of and as part of the consideration for the issue hereof, expressly waived and released.

                           OPTION TO ELECT REPAYMENT



     If you want to elect to have this Note repaid by the Company pursuant to the terms concerning repayment, if any, specified on the face hereof, check this box [ ]

                       $____________________

Optional Repayment Date:____________________

Date:________________  Your signature:____________________________________
                                   (Sign exactly as your
                                    name appears on the
                                    face of this Note)

Signature of Guarantee:___________________________________________________

                             -----------------------

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

    TEN COM - as tenants in common
    TEN ENT - as tenants by the entireties
    JT TEN - as joint tenants with right of survivorship and not as tenants in common

    UNIF GIFT MIN ACT - _____________Custodian______________
                            (Cust)               (Minor)
                             Under Uniform Gifts to Minors Act

                             ___________________________________
                                           (State)

Additional abbreviations may also be used though not in the above list.

                      ----------------------------------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------

--------------------------------------------

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

__________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:                                 _____________________________
                                                  Signature

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.